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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2006
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                                CDKNET.COM, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                      0-27587                     22-3586087
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(State of Incorporation)      (Commission File Number)          (IRS Employer
                                                             Identification No.)


                      220 Old New Brunswick Road, Suite 202
                              Piscataway, NJ 08854
                    (Address of Principal Executive Offices)


                          (732) 465-9300 (Registrant's
                     telephone number, including area code)


                                948 US Highway 22
                       North Plainfield, NJ 07060 (former
              name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Our Arkados, Inc. subsidiary entered into a lease for an office located at 220 Old New Brunswick Road, 2nd Floor, Piscataway, New Jersey 08854, which became effective on May 8, 2006 when we moved our principal executive office to this location. The office, which consists of approximately 6,600 square feet of office space will serve as our execute office and Arkados' engineering and testing facility. The lease expires June 30, 2009 and the base rent is $100,850.00 or $8,387.50 per month, subject to additional rent to cover operating charge increases, real estate tax increases and common charges.

     The foregoing summary is qualified by reference to the lease agreement which is filed as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

     99.1 Lease Agreement effective May 8, 2006 between Arkados, Inc. and Bridgeview Plaza Associates.

















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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: May 9, 2006
                                           CDKNET.COM, INC.



                                           By: /s/ Oleg Logvinov
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                                               Oleg Logvinov, CEO
























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